Exhibit 10.36

PROMISSORY NOTE

DATE OF NOTE #5:	November 16, 2012 &

November 28, 2012

PRINCIPLE AMOUNT:	$42,500 &

$22,500 totaling

$65,000

INTEREST RATE:	Ten percent (10.0%) per annum

HOLDER:	MacKov Investments Limited (“MacKov”)

MAKER:	Richfield Oil & Gas Company (“Richfield”)

DUE DATE:	On demand

In conjunction with sale of MacKov’s Overriding Royalty Interest (“ORRI”) to Wendell Y.M. Lew Revocable Living Trust and the D. Mack Irrevocable Trust for proceeds of $42,500 on November 16, 2012 and $22,500 on November 28, 2012, respectively, MacKov provided a on demand loan to Richfield totaling $65,000 bearing interest at a rate of Ten percent (10.0%) per annum with the interest paid quarterly.

IN WITNESS WHEREOF, the Parties have set their hands, as of the date first above written.

HOLDER:		MAKER:

MacKov Investments Limited		RICHFIELD OIL & GAS COMPANY

By:	/s/ Glenn G. MacNeil	By:	/s/ Michael A. Cederstrom
Glenn G. MacNeil,		Michael A. Cederstrom, General Counsel and
President of MacKov Investments Limited		Corporate Secretary